UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2017

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

By letter dated (and received) January 27, 2017, RSM US LLP (“RSM”) notified the Audit Committee of the Board of Directors (the “Audit Committee”) of Power Solutions International, Inc. (the “Company”) of its resignation as the Company’s independent registered public accounting firm.

The previously issued reports of RSM on the Company’s consolidated financial statements for the fiscal years ended December 31, 2015 and 2014 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2015 and 2014, and the subsequent period through January 27, 2017, the date of RSM’s resignation, there were no disagreements with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the subject matter of the disagreements in their reports.

In its letter to the Audit Committee in which it resigned as our independent registered public accounting firm, RSM communicated that it had identified the following “reportable events” (as defined in 304(a)(1)(v) of Regulation S-K) based on information provided to RSM by the Audit Committee in connection with its “ongoing independent investigation” concerning the Company’s financial reporting: (i) there are material weaknesses in the Company’s internal control over revenue recognition and, more broadly, in its overall control environment and (ii) RSM can no longer rely on management representations.

The Audit Committee discussed with RSM the reasons for its resignation and authorized RSM to respond fully to all inquiries from the Company’s successor independent registered public accounting firm.

The Company is in the process of considering and implementing remedial measures, with a view toward improving internal control practices and overall environment. The Company is committed to making changes needed to enhance and maintain an effective control environment.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided RSM with a copy of the statements set forth in this Item 4.01 prior to the filing of this Report. The Company requested that RSM furnish the Company with a letter addressed to the SEC stating whether RSM agrees with the above statements in this Item 4.01 as required by SEC rules. RSM has furnished the requested letter, and it is attached as an Exhibit 16.1 to this Report. The Audit Committee is currently seeking a new independent registered public accounting firm.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Information contained in Item 4.01 of this Report is incorporated herein by reference.

The Company previously reported in its Form 8-K Current Report filed on January 5, 2017 that the Company’s senior management in consultation with the Audit Committee and Board of Directors, determined that the Company’s previously issued consolidated financial statements for (i) the fiscal year ended December 31, 2015 and the second, third and fourth fiscal quarters within such fiscal year, and (ii) the fiscal quarter ended March 31, 2016 should be restated to reflect the impact of certain errors involving revenue recognition and, accordingly, should no longer be relied upon. The Company also reported that management’s report on the effectiveness of disclosure controls and procedures and internal control over financial reporting, in each case for the relevant periods, and the related reports of RSM should no longer be relied upon.

RSM has separately notified the Company in its letter dated January 27, 2017 that it has recalled RSM’s previously issued audit reports on the Company’s consolidated financial statements and internal control over financial reporting for the fiscal years ended December 31, 2014 and 2015.

RSM has advised the Company that, based on information it received from the Audit Committee in connection with the aforementioned independent investigation, it determined that there are material weaknesses in the Company’s internal control over revenue recognition and overall control environment and that it could no longer rely on management representations. As such, RSM determined that its 2014 audit report and its interim review of the first quarter of 2015 could no longer be relied upon. Therefore, the Company’s previously issued consolidated financial statements for (i) the fiscal year ended December 31, 2014 and (ii) the fiscal quarter ended March 31, 2015 should no longer be relied upon. In addition, management’s report on the effectiveness of disclosure controls and procedures and internal control over financial reporting, in each case for the foregoing relevant periods, should no longer be relied upon.

As of January 27, 2017, RSM had not completed an interim review of the Company’s financial statements for the quarters ended June 30 and September 30, 2016, nor had RSM performed audit procedures or issued any reports on the Company’s financial statements for the fiscal year ended December 31, 2016.

The Company’s Audit Committee discussed the matters described in this Item 4.02 with representatives of RSM. In accordance with Item 4.02(c) of Form 8-K, the Company provided RSM with a copy of the statements set forth in this Item 4.02 prior to the filing of this Report with the SEC. The Company requested that RSM furnish the Company with a letter addressed to the SEC stating whether RSM agrees with the above statements in this Item 4.02 as required by SEC rules. RSM has furnished the requested letter, and it is attached as an Exhibit 16.1 to this Report.

As disclosed in its prior filings with the SEC, the Audit Committee has been overseeing an independent internal review concerning the Company’s financial reporting. This internal review is being conducted with the assistance of independent counsel and forensic accounting professionals engaged by the Audit Committee and is ongoing. There can be no assurance that the Company will not identify other accounting errors or additional deficiencies in internal controls as a result of the Audit Committee’s ongoing internal review or otherwise, or that any additional deficiencies, if identified, will not constitute additional material weaknesses. The Company will continue its efforts to improve its internal controls while seeking its successor independent registered public accounting firm.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

On February 1, 2017, Michael P. Lewis, Chief Financial Officer of the Company, agreed to take a leave of absence and relinquish his duties until further notice. On February 1, 2017, Mr. Lewis also submitted a letter to the Company noticing his intent to resign his employment with the Company, effective March 4, 2017, citing good reasons for the resignation under the terms of his employment agreement with the Company. As of the date of this Report, the Company has not responded to Mr. Lewis’ letter.

On February 1, 2017, the Board retained Timothy J. Cunningham of Randstad Professionals US, LP (d/b/a Tatum), a leading executive consulting services firm, to serve in an interim role as the Company’s Chief Financial Officer. Mr. Cunningham, age 63, has over thirty years of professional experience in providing financial consulting services. He has been associated with Tatum since 2005. Mr. Cunningham has served in interim officer roles as chief financial officer for such companies as Schawk, Inc., a business services, manufacturer and marketing services firm, Dental Services Group, a dental services and products firm, and Pregis Corporation, a global manufacturer of protective and specialty packaging products. He has extensive experience in a broad range of industries, including, steel, packaging, consumer products, and advertising. The Company will pay Tatum fees based on hourly rates at the rate of $250/hour and $350/hour for hours greater than 40.

Item 7.01.	Regulation FD Disclosure

The Company has initiated a process to explore the strategic alternatives available to the Company with a view toward improving its long-term capital structure and liquidity and maximizing shareholder value. Strategic alternatives may include, but are not limited, to a potential financing, refinancing, in-court and out-of-court restructuring, or a merger, acquisition, joint venture, divestiture, or other disposition of some or all of the Company’s assets outside of the ordinary course of business.

No definitive schedule to complete its review of strategic alternatives has been established. There can be no assurance that this process will result in a transaction, or if a transaction is undertaken as to its terms or timing. As a matter of policy, the Company does not comment on or provide the market with updates as to the status of any informal expressions of interest or formal proposals or offers presented to the Company from time to time, or the course of discussions with any prospective counterparties, nor will it comment upon any rumors with regard to either of the foregoing or make a further announcement regarding the Company’s consideration of any proposal or other expressions of interest until such time, if ever, that it enters into a definitive agreement for a completed transaction or is otherwise required to make an announcement.

Caution Regarding Forward-Looking Statements

This Form 8-K Current Report includes information that constitutes forward-looking statements. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Examples of such forward-looking statements include, but are not limited to, statements regarding potential impacts of RSM’s resignation, the ongoing nature of the Audit Committee’s internal review, the ability to engage a new independent registered public accounting firm, the ability to complete the restatement of the affected financial statements and address material weaknesses, and its strategic alternative process. Factors that could cause or contribute to such differences include: the final results of the Audit Committee’s internal review as it impacts the Company’s accounting, accounting policies and internal control over financial reporting; the reasons giving rise to RSM’s resignation; delays in engaging a new independent registered public accounting firm; the time and effort required to complete the restatement of the affected financial statements and amend the related Form 10-K and Form 10-Q filings; the inability to file delinquent periodic reports within the deadlines imposed by Nasdaq and the potential delisting of the Company’s common stock from Nasdaq; the subsequent discovery of additional adjustments to the Company’s previously issued financial statements; the timing of completion of necessary re-audits, interim reviews and audits by the new independent registered public accounting firm; the timing of completion of steps to address and the inability to address and remedy, material weaknesses; the identification of additional material weaknesses or significant deficiencies; RSM identifying disagreements or additional reportable events in a letter addressed to the SEC pursuant to Item 304 of Regulation S-K; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the financial reporting and internal control matters and related class action litigation; the impact of the resignation of the Company’s independent registered public accounting firm on the Company relationship with its lender and trade creditors and the potential for defaults and exercise of creditor remedies and the implications of the same for its strategic alternatives process; the potential delisting of the Company’s common stock from NASDAQ and any adverse effects resulting therefrom; and the impact of the previously disclosed investigation initiated by the SEC and any related or additional governmental investigative or enforcement proceedings. Actual events or results may differ materially from the Company’s expectations. The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The Exhibit Index appearing immediately after the signature page to this Report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ William Buzogany
William Buzogany
General Counsel

Dated: February 2, 2017

EXHIBIT INDEX

Exhibit No.	Description

7.1	Letter, Dated January 27, 2017, from RSM US LLP to the Audit Committee of the Board of directors of Power Solutions International, Inc.

16.1	Letter, Dated February 2, 2017, from RSM US LLP to Securities and Exchange Commission.